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                                                                    Exhibit 10.6


                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of January 29, 1999, by and between, Medsite Publishing, a Delaware corporation, with an address at 60 East 13th Street, 5th Floor, New York, New York 10003 (the "Company") and Sundeep Bhan, an individual with an address at 155 East 31st Street, New York, NY 10016 (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Executive is currently employed by the Company and is responsible for duties of the Chief Executive Officer ("CEO");

                  WHEREAS, the Company and the Executive desire to express the terms and conditions of the employment by the Company of the Executive as CEO of the Company; and

                  WHEREAS, the purchasers of Class A Redeemable Convertible Participating Preferred Stock of the Company have requested, and it is a condition precedent to the consummation of their investments, that the Company and Executive enter into this Agreement;

                  NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                  1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts and agrees to such employment, commencing as of the date hereof, upon the terms and conditions hereinafter set forth.

                  2. Term. The term of the Executive's employment under this Agreement shall commence as of the date hereof and shall continue for a period of two (2) years from the date hereof, unless sooner terminated as provided elsewhere in this Agreement (the "Initial Term"). The Initial Term hereof will be automatically renewed for additional terms (each a "Renewal Term," and, together, with the Initial Term, collectively the "Term") of one (1) year unless either party hereto provides the other party hereto written notice of its election not to renew this Agreement ninety (90) days prior to the expiration of the Initial Term, or, if applicable, ninety (90) days prior to the expiration of any Renewal Term.

                  3. Duties and Services. (a) The Executive agrees, from and after the date hereof, to serve the Company faithfully, diligently and to the best of his ability, as its CEO, with primary responsibility for creating value. The Executive shall devote his entire business time, energy and skill to such activities on behalf of the Company; provided, however that this Agreement shall not be interpreted to prohibit the Executive from making passive personal investments in publicly traded companies comprising less than 5% of any class thereof, if those activities do not contravene the provisions of Section 9 hereof and do not interfere with the duties required of the Executive under this Agreement.
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                  (b) The Executive agrees to perform such other services as the
Company shall reasonably request, and to act in such capacities for the Company and its Affiliates (as hereinafter defined), including serving as a director and/or officer of any thereof, as may be designated by the Board of Directors of the Company, without further compensation other than that for which provision is made in this Agreement. For purposes of this Agreement, the term "Affiliate" shall refer to any entity which controls, is controlled by, or is under common control with the Company.

         4. The Company's Assistance to the Executive. The Company shall supply the Executive with all materials, data and technical assistance which shall be reasonably necessary to assist the Executive. Such materials and the contents thereof and all intellectual property referenced or represented therein shall remain the property of the Company.

         5. Compensation. (a) During the Term, the Company agrees to pay to the Executive, and the Executive agrees to accept, a salary for all his services (the "Salary") at the rate set forth on Table A hereto, payable in accordance with the Company's standard payroll policies from time to time.

                  (b) During the Term, the Company agrees to pay to the Executive an annual bonus, determined in the sole discretion of the Compensation Committee of the Board of Directors of the Company with the maximum bonus potential being 25% of Salary.

                  (c) The Executive agrees that the Company shall withhold from any and all payments required to be made to the Executive pursuant to this Agreement (including the travel allowance) all federal, state, local and/or other taxes which are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.

         6. Employee Benefits. (a) In accordance with the policies of the Company, the Company shall reimburse the Executive for his reasonable business expenses incurred by him for or on behalf of the Company in furtherance of the performance of his duties hereunder. Such reimbursement shall be subject to receipt by the Company from the Executive of an itemized accounting therefor, together with such vouchers and other reasonable verifications as the Company shall require to satisfactorily evidence such expenses, and such policies as the Company shall establish from time to time.

                  (b) The Executive shall be entitled to participate, in accordance with the terms thereof, in employee benefit plans maintained for the executives of the Company, including, without limitation, any health, hospitalization and medical insurance programs and in any pension or retirement or other similar plans or policies. The foregoing shall not be construed to require the Company to establish any such plans, or to prevent the Company from modifying or terminating any such plans once established. The Executive shall be entitled to the vacation, benefits and sick days set forth on Table A hereto.

         7. Termination. (a) Notwithstanding anything to the contrary contained herein, the Company's employment of the Executive under this Agreement and the Executive's right to any and


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all compensation to which the Executive would otherwise be entitled hereunder, shall terminate upon the earliest to occur of the following events:

                           (i) The death of the Executive.

                           (ii) The permanent disability (as hereinafter defined) of the Executive.

                           (iii) The non-renewal and expiration of the Term of hereunder pursuant to Section 2 hereof.

                           (iv) Upon written notice to the Executive from the Company for Cause (as hereinafter defined).

                           (v) Upon 60 days' written notice to the Executive from the Company without Cause.

                           (vi) Upon 60 days' written notice to the Company from the Executive.

                  (b) "Cause" for purposes hereof shall mean: (i) the commission by the Executive of theft, embezzlement, fraud, obtaining funds or property under false pretenses, or similar acts of material misconduct with respect to the property of the Company or any of its Affiliates or their respective employees or the Company's customers or suppliers, or the Company's determination that any oral or written representations made to the Company by the Executive shall prove false; (ii) the commission by the Executive of a material act of malfeasance, dishonesty or breach of trust against the Company or any of its Affiliates or their respective employees or the Company's franchisees, customers or suppliers, including a breach by the Executive of his covenants or obligations under Section 9 of this Agreement; (iii) the conviction of the Executive of a felony or of a misdemeanor involving moral turpitude; or
(iv) the Executive's repeated and continued failure to successfully fulfill his duties or obligations of employment or his breach of any of his material obligations and covenants hereunder.

                  (c) No waiver by the Company of any default by the Executive or any breach by him of any of his covenants or obligations under any provision of this Agreement shall be deemed a waiver of any future breach or default, whether or not such breach or default is of the same nature.

                  (d) The Executive shall be deemed to be permanently disabled for purposes hereof, at the option of the Company, in the event that the Executive shall fail to render and perform the services required of him under this Agreement because of physical or mental incapacity or disability for a continuous period of three (3) consecutive months, or for shorter periods aggregating one hundred and twenty (120) days or more during any period of six
(6) successive months.

                  (e) In the event this Agreement and the Executive's employment by the Company is terminated for reasons stated in Sections 7(a)(i), 7(a)(ii) or 7(a)(v) above, then the


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Executive shall receive from the Company, as severance hereunder, the Salary for a period equal to the lesser of (x) the unexpired Term and (y) one (1) year.

         8. Effect of Termination. Upon the termination of this Agreement, for any reason, or upon the termination of the Executive's employment hereunder, for any reason, the Executive (i) shall immediately discontinue the use of any and all trade names, trademarks, trade secrets, copyrights or copyrighted materials, and customer lists, offering circulars and materials and advertising media belonging to or supplied to the Executive by the Company, and (ii) shall, at the Executive's expense, return to the Company all such materials.

         9. Non-Competition, Restrictive Covenants, Confidentiality and Injunctive Relief. (a) The Executive agrees that, commencing as of the date hereof and during the term of the Executive's employment with the Company (including any period for which the Executive shall act as a consultant to the Company), and for a period of two (2) years thereafter, the Executive shall not, without the prior written approval of the Board of Directors of the Company, directly or indirectly, through any other person, firm or corporation, whether for himself or as agent on behalf of any other person or entity, and whether as employee, consultant, agent, principal, lender, partner, officer, director, stockholder or otherwise, with our without compensation:

                           (i) sell products or provide services which are
competitive with the businesses, products or services of the Company or the business, products or services of the Company contemplated or under development (the "Businesses"), or promote, market, sell, become or acquire an interest in, or associate in a business relationship with, or aid or assist any other person, corporation, firm, partnership or other entity whatsoever who is engaged in any line of business competitive with the Businesses;

                           (ii) become an employee, consultant, agent,
principal, lender, partner, officer, director, stockholder or otherwise provide services to or on behalf of any entity (A) which the Board reasonably determines is or could become a competitor of the Company or the Businesses or (B) which as of the date of this Agreement is a business partner or contractual party with the Company;

                           (iii) solicit or refer, directly or indirectly, any
clients or prospective clients of any services and/or products offered by the Company (or which are competitive with those offered by the Company) to any other provider of such services;

                           (iv) promote, market, assist or participate in the
development, sale, lease or licensing of any services and/or products competitive with those provided by the Company to, for or with any person, corporation, firm, partnership or other entity whatsoever; or

                           (v) solicit, raid, entice, induce or assist any
person who presently is, or any time during the Executive's employment with the Company shall be or shall have been, an employee of the Company or any of its Affiliates, during the twelve (12) months preceding such solicitation, raid, enticement, inducement or assistance, to become employed or retained by any other person or entity.



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                  (b) Recognizing that the Executive's knowledge, information and relationship with existing or prospective clients, licensees, customers, suppliers, accounts, agents, brokers and representatives of the Company and its Affiliates, and the knowledge of the business, methods, systems, plans and policies of the Company and its Affiliates which he has heretofore and shall hereafter establish, receive or obtain as an employee of the Company or in connection with services performed for the Company or any such Affiliates, are valuable and unique assets of the Company and such Affiliates, the Executive agrees that, at all times during and after the Executive's employment by the Company, he shall not (otherwise than pursuant to his duties hereunder), directly or indirectly, use, divulge, furnish or make accessible to anyone, without the prior written consent of the Board of Directors of the Company, any such knowledge or information pertaining to the Company or any of its Affiliates, or the businesses, shareholders, personnel, methods, systems, plans or policies thereof, to any person, firm or corporation or other entity, for any reason or purpose whatsoever.

                  (c) The Company shall be deemed and entitled to own all of the results and proceeds of the Executive's services, including all right, title and interest in and to any and all franchises, products, processes, concepts, methods, ideas, creations, designs and/or systems (including, without limitation, all those of an advertising, marketing or promotional nature), and any improvement thereon, which may be developed, created or devised by the Executive during the term of his employment by the Company. The Executive will, at the request of the Company, and without further compensation other than that for which provision is made in this Agreement, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title and interest in or to any of the foregoing. Without limiting the generality of the previous sentences, the Executive acknowledges and agrees that all memoranda, notes, records, customer lists and other documents made or compiled by the Executive or made available to the Executive during the term of his employment by the Company concerning the business of the Company and/or any of its Affiliates shall be the Company's property and shall be delivered by the Executive to the Company upon termination of his employment by the Company or at any other time on the Company's request.

                  (d) The Executive shall execute and deliver to and for the benefit of the Company an agreement substantially in the form of Exhibit 9(d) hereto, pertaining, among other matters, to Proprietary Information and Inventions (as such terms are defined in said Exhibit 9(d) and confidentiality obligations, the provisions of which shall be deemed incorporated herein by reference as if set forth herein (the "Proprietary Rights Agreement").

                  (e) The provisions of this Section 9 shall survive the termination or expiration of this Agreement, irrespective of the reason therefore, including under circumstances in which the Executive continues thereafter in the employ of the Company.

                  (f) The Executive acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and, in connection with such services, he will have access to confidential information vital to the business of the Company. By reason of the foregoing, the Executive consents and agrees that, if he violates any of the provisions of this Section 9, the Company would sustain irreparable harm and, therefore, in addition to any other remedies


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which the Company may have under this Agreement or otherwise, the Company shall be entitled to apply (without the necessity of posting any bond) to any court of competent jurisdiction for an injunction restraining the Executive or any other party from committing or continuing any such violation (or participating therein) of this Agreement, and the Executive shall not object to any such application.

         10. Warranty. The Executive warrants and represents that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking his position as an executive of the Company and complying with his obligations in accordance with the terms and conditions of this Agreement.

         11. Insurance. The Executive agrees that the Company may from time to time and for the Company's own benefit apply for and take out life insurance covering the Executive, either independently or together with others, in any amount and form which the Company may deem to be in its best interests. The Company shall own all rights in such insurance and in the cash values and proceeds thereof and the Executive shall not have any right, title or interest therein. The Executive agrees to assist the Company, at the Company's expense, in obtaining any such insurance by, among things, submitting to customary examinations and correctly preparing, signing and delivering such applications and other documents as reasonably may be required.

         12. Notices. All notices shall be in writing and shall be deemed to have been duly given to a party hereto on the date of such delivery, if delivered personally, or on the third day after being deposited in the mail if mailed via registered or certified mail, return receipt requested, postage prepaid, or on the next business day after being sent by recognized national overnight courier services, at the addresses of the parties as set forth the first paragraph of this Agreement, or such other address as the parties may specify in writing from time to time in accordance herewith.

         13. Assignability and Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and legal representatives of the Executive, and shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Executive may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights or obligations hereunder, and any such attempted delegation or disposition shall be null and void and without effect.

         14. Severability. In the event that any provisions of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction for any reason (including, but not limited to, any provisions which would be held to be unenforceable because of the scope, duration or area of its applicability), unless narrowed by construction, this Agreement shall, as to such jurisdiction only, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable (or if such language cannot be drawn narrowly enough, the court making any such determination shall have the power to modify such scope, duration or area or all of them, but only to the extent necessary to make such provision or provisions enforceable in such jurisdiction, and such provision shall then be applicable in such modified form in such jurisdiction only). If, notwithstanding the foregoing, any provision of this Agreement would be held to be invalid, prohibited or unenforceable in any jurisdiction, such


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provision shall be ineffective to the extent of such invalidity, prohibition or unenforceability, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws and regardless of where actually executed, delivered or performed.

         16. Complete Understanding; Drafting; Counterparts. This Agreement constitutes the complete understanding and supersedes any and all prior agreements and understandings between the parties with respect to its subject matter (except with respect to 36,000 options issued to the Executive and outstanding on the date hereof), and no statement, representation, warranty or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended or terminated except by written instrument signed by each of the parties hereto. The language used in this Agreement will be deemed to be the language chosen by the both of the parties to express their mutual intent, and no rule of strict construction shall be applied against either party. The Section and paragraph headings contained herein are for convenience only, and are not part of and are not intended to define or limit the contents of said Sections and paragraphs. This Agreement may be executed in


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counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        THE COMPANY:
                                        MEDSITE PUBLISHING, INC.


                                        By:  /s/ Rajnish J. Kapoor
                                             ----------------------------------
                                             Name:  Rajnish Kapoor
                                             Title: VP Product Development



                                        THE EXECUTIVE:


                                        /s/ Sundeep Bhan
                                        ---------------------------------------
                                        Sundeep Bhan


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                                     TABLE A


Salary (per annum)                                     $200,000


Vacation Days                                          15


Sick Days                                              5